Exhibit 10.1

INCREMENTAL ASSUMPTION AGREEMENT

INCREMENTAL ASSUMPTION AGREEMENT, dated as of November 30, 2022 (this “Agreement”), to the Second Amended and Restated Credit Agreement, dated as of March 28, 2022 (as amended by the First Amendment, dated as of November 17, 2022 the “Existing Credit Agreement” and as amended by this Agreement, the “Amended Credit Agreement”), among Regal Rexnord Corporation, a Wisconsin corporation (the “Parent”), Land Newco, Inc., a Delaware corporation (the “Company”), the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Existing Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrowers;

WHEREAS, pursuant to Section 6.1.3 of the Existing Credit Agreement, Parent desires to establish Incremental Term Loan Commitments and incur Incremental Term Loans thereunder (such term loans, the “2022-2 Incremental Term Loans” and the commitments in respect of such term loans, the “2022-2 Incremental Term Loan Commitments”), which will be the same Class as the Term A-1 Loans made prior to the date hereof (the “Existing Term A-1 Loans”), and the Persons set forth on Schedule I hereto (each an “Additional Term Lender”) have agreed to provide such 2022-2 Incremental Term Loan Commitments and 2022-2 Incremental Term Loans;

WHEREAS, pursuant to Section 6.1.4 of the Existing Credit Agreement, Parent desires to increase the Revolving Commitments and the Persons set forth on Schedule II hereto (each an “Additional Revolving Commitment Lender”) have agreed to provide such additional Revolving Commitments;

WHEREAS, in connection with the Acquisition (as defined below), Parent has made an LCA Election and the Signing Date (as defined below) constitutes the LCA Test Date for the purpose of testing the requirement under Section 6.1.4 of the Existing Credit Agreement that there be no Event of Default or Unmatured Event of Default existing or resulting therefrom;

WHEREAS, (i) the 2022-2 Incremental Term Loans will be used (x) to finance, in part, the transactions contemplated by the Agreement and Plan of Merger, dated as of October 26, 2022 (the “Signing Date”), by and among Parent, Aspen Sub, Inc. and Altra Industrial Motion Corp. (the “Target”) (the “Acquisition Agreement” and the acquisition of the Target in accordance with the Acquisition Agreement, the “Acquisition”), (y) to pay all fees, costs and expenses related to the foregoing and/or (z) for other general corporate purposes of Parent and its subsidiaries and (ii) the Additional Revolving Commitments will be used for capital expenditures, working capital and other general corporate purposes.

WHEREAS, JPMorgan Chase Bank, N.A. is acting as the sole lead arranger (in such capacity, the “Lead Arranger”); and

WHEREAS, (i) after giving effect to the Incremental Effective Date (as defined below), the Term A-1 Loan Commitments will be increased by $240,000,000, such that in aggregate with 2022 Incremental Term Loan Commitments (as defined in the First Amendment), the unfunded Term A-1 Loan Commitments are $840,000,000 and (ii) after giving effect to the Incremental Closing Date (as defined below), the Revolving Commitments will be $1,570,000,000.

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

SECTION 1.         Definitions. Unless otherwise defined herein, terms defined in the Amended Credit Agreement and used herein shall have the meanings given to them in the Amended Credit Agreement.

SECTION 2.         Incremental Term Loan Commitments.

2.1.           Each Additional Term Lender hereto agrees to provide the 2022-2 Incremental Term Loan Commitments on the Incremental Effective Date and to fund the 2022-2 Incremental Term Loans thereunder on the Incremental Closing Date, in an amount equal to such 2022-2 Incremental Term Loan Commitment amount set forth next to such Additional Term Lender’s name on Schedule I hereto under the caption “2022-2 Incremental Term Loan Commitment”.

2.2.           Except as otherwise expressly set forth herein and in the Amended Credit Agreement, the 2022-2 Incremental Term Loans shall have terms that are identical to those of the Existing Term A-1 Loans. Effective as of the Incremental Closing Date, the 2022-2 Incremental Term Loans shall constitute the same Class of Term Loans as the Existing Term A-1 Loans and shall be fungible with the Existing Term A-1 Loans. Except as necessary to give effect to the provisions of Section 2.3 through 2.6 below, (a) the 2022-2 Incremental Term Loans shall be “Loans”, “Term Loans”, “Term A-1 Loans” and “Incremental Term Loans” and (b) the 2022-2 Incremental Term Loan Commitments shall be “Commitments”, “Term Loan Commitments”, “Term A-1 Loan Commitments” and “Incremental Term Loan Commitments”, in each case, for all purposes of the Credit Agreement and the other Loan Documents. The 2022-2 Incremental Term Loans may be repaid or prepaid in the same manner as the Existing Term A-1 Loans in accordance with the provisions of the Credit Agreement and this Agreement, but once repaid or prepaid may not be reborrowed.

2.3.           The aggregate principal amount of the 2022-2 Incremental Term Loans made on the Incremental Closing Date shall be $240,000,000.

2.4.           The Maturity Date in respect of the 2022-2 Incremental Term Loans (the “2022-2 Incremental Term Loan Maturity Date”) shall be the Maturity Date in respect of the Existing Term A-1 Loans as set forth in the definition “Term Loan Maturity Date” in the Credit Agreement.

2.5.           The 2022-2 Incremental Term Loans shall accrue interest on the same basis, and with the same Base Rate Margin, RFR Margin or Term Benchmark Margin, as applicable, as the Existing Term A-1 Loans (it being understood that, as of the Incremental Closing Date, the 2022-2 Incremental Term Loans shall constitute the same Type of Loans as the Existing Term A-1 Loans and, to the extent the Existing Term A-1 Loans are Term Benchmark Loans, have an initial Interest Period ending on the last day of the Interest Period applicable to the Existing Term A-1 Loans).

2.6.           Commencing with the first fiscal quarter ending after the Incremental Closing Date, the 2022-2 Incremental Term Loans shall be repayable in equal quarterly installments such that the amount repaid in each such quarterly installment is equal to 1.25% (or such higher percentage as may be necessary to make the 2022-2 Incremental Term Loans fungible with the Term A-1 Loans outstanding immediately prior to the Incremental Closing Date) of the original aggregate principal amount of the 2022-2 Incremental Term Loans (as such amounts may be reduced pursuant to Section 6.2 of the Credit Agreement) on the same dates as for the Existing Term A-1 Loans as set forth in Section 6.3 of the Credit Agreement. The balance of the 2022-2 Incremental Term Loans will be repayable on the 2022-2 Incremental Term Loan Maturity Date.

2.7.           Except as expressly set forth herein, the 2022-2 Incremental Term Loans shall have the same terms and conditions as the Existing Term A-1 Loans and shall be “Term A-1 Loans” for all purposes under the Credit Agreement and the other Loan Documents.

2.8.           With respect to the 2022-2 Incremental Term Loans, this Agreement is an Incremental Assumption Agreement referred to in Section 6.1.3(b) of the Existing Credit Agreement. The parties hereto agree that this Agreement constitutes the notice required pursuant to Section 6.1.3(a) of the Existing Credit Agreement.

2.9.           To the extent the Incremental Closing Date has not occurred prior to February 15, 2023 (such later date, the “Term Loan A Ticking Fee Commencement Date”), Parent agrees to pay to the Administrative Agent, for the ratable benefit of the Additional Term Lenders, a ticking fee (the “Term Loan A Ticking Fee”) commencing on the Term Loan A Ticking Fee Commencement Date and ending on the earlier to occur of (x) the date of termination or expiration in full of the 2022-2 Incremental Term Loan Commitments (the “Term Loan A Termination Date”) and (y) the Incremental Closing Date, in an amount equal to 0.25% per annum on the 2022-2 Incremental Term Loan Commitments, the full amount of which fee shall be payable on the earlier of the Term Loan A Termination Date and the Incremental Closing Date (such date, the “Term Loan A Ticking Fee Payment Date”). For the avoidance of doubt, the Term Loan A Ticking Fee is the “Term Loan A Ticking Fee” referred to in that certain fee letter, dated October 26, 2022, between Parent and JPMorgan Chase Bank, N.A. and shall not be paid in duplication of such fee.

2.10.         To the extent the Incremental Closing Date has not occurred prior to the Termination Date (as defined below), the 2022-2 Incremental Term Loan Commitments of the Additional Term Lenders and the commitment to fund the 2022-2 Incremental Term Loans shall terminate on the earliest of (i) the Outside Date (as defined in the Acquisition Agreement as in effect on October 26, 2022 (including as may be extended pursuant to Section 7.01(b)(i) of the Acquisition Agreement as in effect on October 26, 2022)), (ii) the valid termination of the Acquisition Agreement in accordance with its terms, and (iii) as to this Agreement, the consummation of the Acquisition without the use this Agreement (including the 2022-2 Incremental Term Loans and the Additional Revolving Commitments contemplated hereby) (such earliest date, the “Termination Date”).

SECTION 3.         Increase in Revolving Commitments.

3.1.           Each Additional Revolving Commitment Lender hereto agrees to provide an increased Revolving Commitment or new Revolving Commitment (the “Additional Revolving Commitments”), to the extent applicable, in an amount equal to such Revolving Commitment amount set forth next to such Additional Revolving Commitment Lender’s name on Schedule II hereto under the caption “Additional Revolving Commitments”.

3.2.           The parties hereto agree that the increase to the Revolving Commitments contemplated by Section 3.1 shall be effective as of the Incremental Closing Date.

3.3.           To the extent the Incremental Closing Date has not occurred prior to February 15, 2023 (such date, the “Ticking Fee Commencement Date”), Parent agrees to pay to the Administrative Agent, for the ratable benefit of the Additional Revolving Commitment Lenders, a ticking fee (the “Ticking Fee”) commencing on the Ticking Fee Commencement Date, equal to 0.15% per annum on the Additional Revolving Commitments, which Ticking Fee shall accrue daily commencing on the Ticking Fee Commencement Date until the Ticking Fee Termination Date (as defined below) and shall be payable on the earlier of (i) the Termination Date and (ii) the Incremental Closing Date (such earlier date, the “Ticking Fee Termination Date”).

3.4.           To the extent the Incremental Closing Date has not occurred prior to the Termination Date, the commitments of the Additional Revolving Commitment Lenders to provide Additional Revolving Commitments shall terminate on the Termination Date.

SECTION 4.         New Lenders. Each Additional Revolving Commitment Lender that is not a Revolving Lender and each Additional Term Lender that is not a Term Lender (each, a “New Lender”) immediately prior to giving effect to the Incremental Effective Date (a) acknowledges that it has received a copy of the Amended Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements delivered by the Company pursuant to the Amended Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to become a Lender under the Amended Credit Agreement; and (b) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Amended Credit Agreement. Each New Lender represents and warrants that (a) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and to become a Lender under the Amended Credit Agreement; and (b) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution and delivery of this Agreement and the performance of its obligations as a Lender under the Amended Credit Agreement. Furthermore, each New Lender agrees to execute and deliver such other instruments, and take such other actions, as the Administrative Agent may reasonably request in connection with the transactions contemplated by this Agreement, including that each New Lender shall promptly execute and deliver Annex I to the Administrative Agent. Each New Lender by its signature to this Agreement acknowledges and agrees that, on the date hereof, each such New Lender shall be bound by the terms of the Amended Credit Agreement as fully and to the same extent as if such New Lender were an original Lender under the Amended Credit Agreement.

SECTION 5.         Conditions to Effectiveness.

5.1.           Effectiveness. This Agreement shall become effective as of the first date (the “Incremental Effective Date”) on which the following conditions have been satisfied (or waived in compliance with Section 14.1 of the Existing Credit Agreement):

(a)           The Administrative Agent (or its counsel) shall have received counterparts of this Agreement duly executed by each of Parent, the Company, the Borrower Agent, each Existing Subsidiary Guarantor (as defined below), the Administrative Agent, each Issuing Bank, each Swing Line Lender, the Additional Term Lenders, and the Additional Revolving Commitment Lenders.

(b)           Prior to or concurrently with the Incremental Effective Date, Parent shall have paid all fees, expenses and other amounts payable by it under any separate letter agreements among Parent and the Lead Arranger on or prior to the Incremental Effective Date to the extent such amounts are invoiced at least three Business Days prior to the Incremental Effective Date.

(c)           The Administrative Agent shall have received a customary written opinion (addressed to the Administrative Agent and the Lenders and dated the Incremental Effective Date) of Sidley Austin LLP, counsel to the Loan Parties and Thomas E. Valentyn, inside counsel to the Loan Parties, in substance reasonably satisfactory to the Administrative Agent.

(d)           The Administrative Agent shall have received with respect to Parent and each entity that is a Subsidiary Guarantor as of the Incremental Effective Date (each, an “Existing Subsidiary Guarantor”) (i) copies of the resolutions of the board of directors (or similar governing body) of such entity authorizing the transactions contemplated hereby; (ii) a certificate of the Secretary or Assistant Secretary or similar officer of such entity certifying the names and true signatures of the officers of such entity authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder; (iii) the articles or certificate of incorporation (or similar charter document) and the bylaws (or similar governing documents) of such entity as in effect on the Incremental Effective Date, certified by the Secretary or Assistant Secretary (or the general partner, member or manager, if applicable) of such Subsidiary Borrower as of the Incremental Effective Date; (iv) a good standing certificate or certificate of status for such entity from the Secretary of State (or similar, applicable Governmental Authority) of its jurisdiction of formation, to the extent such concept exists in such jurisdiction.

(e)           The Administrative Agent shall have received (i) at least three business days prior to the Incremental Effective Date, satisfactory documentation and other information about the Loan Parties requested by the Administrative Agent (on behalf of itself or the Lenders) at least ten business days prior to the Incremental Effective Date that is required (as reasonably determined by the Administrative Agent) by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act and (ii) to the extent Parent or Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three business days prior to the Incremental Effective Date, any Lender that has requested, in a written notice to Parent or Company, as applicable, at least 10 days prior to the Incremental Effective Date, a Beneficial Ownership Certification in relation to Parent or Company, as applicable, shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (e) shall be deemed to be satisfied).

5.2.           Conditions to Extension of 2022-2 Incremental Term Loans and Additional Revolving Commitments. The obligation of each Additional Term Lender to make the 2022-2 Incremental Term Loans shall become effective as of the first date on which the following conditions (other than clause (m) below) have been satisfied (or waived by the Additional Term Lenders) and the obligation of each Additional Revolving Commitment Lender to make the Additional Revolving Commitments shall become effective as of the first date on which the following conditions have been satisfied (or waived by the Additional Revolving Commitment Lenders) (the first of such dates to occur, the “Incremental Closing Date”):

(a)           The Incremental Effective Date shall have occurred.

(b)           The Incremental Closing Date shall be no later than the Termination Date.

(c)           The Administrative Agent (or its counsel) shall have received from each New Subsidiary Guarantor (as defined below) counterparts of the Subsidiary Guaranty.

(d)           The Acquisition shall have been consummated or will be consummated substantially concurrently with the funding of the 2022-2 Incremental Term Loans in all material respects in accordance with the terms and conditions of the Acquisition Agreement, and the Acquisition Agreement shall not have been amended or otherwise changed or supplemented or any provision or condition therein waived, nor any consent granted (including, for the avoidance of doubt, with respect to the Marketing Period (as defined in the Acquisition Agreement) or related definitions), by Parent, if such amendment, change, supplement, waiver or consent would be adverse to the interests of the Lenders (in their capacities as such) in any material respect, without the prior written consent of the Lead Arranger (such consent not to be unreasonably withheld, delayed or conditioned) (it being understood and agreed that (a) any amendment, waiver, consent or other modification that decreases the purchase price in respect of the Acquisition shall be deemed not to be adverse to the interests of the Lenders in any material respect so long as any such decrease in purchase price (together with any other decrease in purchase price pursuant to any other amendment, waiver, consent or other modification) is less than 15% and 100% of such decrease is allocated to reduce the commitments in respect of the Bridge Facility (as defined in the Commitment Letter, dated October 26, 2022 (the “Commitment Letter”) between the Lead Arranger, Parent and the Company), (b) any amendment, waiver, consent or other modification that increases the purchase price in respect of the Acquisition shall be deemed not to be adverse to the interests of the Lenders in any material respect, so long as such increase is funded solely by the issuance by Parent of common equity or preferred equity (so long as any preferred equity shall be on terms reasonably acceptable to the Lead Arranger), (c) any purchase price adjustment expressly contemplated by the Acquisition Agreement (including any working capital adjustment) shall not be considered an amendment or waiver, (d) any extension of the “termination” (or equivalent) date under the Acquisition Agreement to a date that is not later than the date set forth in clause (i) of the definition of Termination Date (as defined in the Commitment Letter) (by way of amendment, waiver or otherwise) shall not be materially adverse to the Lenders and (e) any amendment to the definition of “Material Adverse Effect” as it relates to the Target is materially adverse to the interests of the Lenders).

(e)           The Administrative Agent shall have received a certificate substantially in the form set forth in Annex II from Parent executed by its chief financial officer, chief accounting officer or other officer with equivalent duties certifying that Parent and its Subsidiaries, on a consolidated basis after giving effect to this Agreement and the transactions contemplated hereby (including the Acquisition), are solvent.

(f)           The Administrative Agent shall have received UCC lien searches conducted in the jurisdictions or organization or formation, as applicable, and chief executive office of each Loan Party (including each New Subsidiary Guarantor).

(g)           The Administrative Agent shall have received:

(i)           (a) audited consolidated balance sheets and related statements of income and cash flows of Parent and its consolidated subsidiaries for the most recent three Fiscal Years of Parent ended at least 75 days prior to the Incremental Closing Date, (b) unaudited consolidated balance sheets and related statements of income and cash flows of Parent and its consolidated subsidiaries for each Fiscal Quarter of Parent ended after the close of its most recently completed Fiscal Year and at least 45 days prior to the Incremental Closing Date (but excluding the fourth quarter of any fiscal year), (c) audited consolidated balance sheet and related statement of operations and cash flows of the Target and its consolidated subsidiaries for the most recent three fiscal years of the Target ended at least 75 days prior to the Incremental Closing Date, and (d) unaudited consolidated balance sheets and related statements of operations and cash flows of the Target and its consolidated subsidiaries for each fiscal quarter of the Target ended after the close of its most recently completed fiscal year and at least 45 days prior to the Incremental Closing Date (but excluding the fourth quarter of any fiscal year); and

(ii)           a pro forma consolidated balance sheet and related pro forma consolidated statements of income of Parent and its consolidated subsidiaries as of and for the income statements periods necessary to create a pro forma statement of income for the 12-month period ending September 30, 2022 (or, to the extent a pro forma statement of income has been delivered in connection with a notes offering for a subsequent 12-month period, such subsequent 12-month period), prepared after giving effect to this Agreement, the Acquisition and the related transactions as if the Acquisition had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income); provided that such pro forma consolidated balance sheet shall not be required to include adjustments for purchase accounting (including adjustments of the type contemplated by the Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)) or otherwise meet the requirements for pro forma financial statements for a public company.

(h)          The (i) Acquisition Agreement Target Representations (as defined below) shall be true and correct and (ii) Specified Representations (as defined below) shall be true and correct in all material respects.

(i)            Prior to or concurrently with the Incremental Closing Date, Parent shall have paid (i) to the Administrative Agent, for the ratable benefit of the Additional Term Lenders, the Term Loan A Ticking Fee, (ii) to the Administrative Agent, for the ratable benefit of the Additional Revolving Commitment Lenders, the Ticking Fee and (iii) all other fees, expenses and other amounts payable by it under any separate letter agreements among Parent and the Lead Arranger on or prior to the Incremental Closing Date to the extent such amounts are invoiced at least three Business Days prior to the Incremental Closing Date (which amounts may be offset against the proceeds of the 2022-2 Incremental Term Loans), including (and without duplication) an upfront fee equal to 0.20% of each Additional Term Lender’s 2022-2 Incremental Term Loan Commitments and each Additional Revolving Lender’s Additional Revolving Commitment.

(j)            The Administrative Agent shall have received a Loan Notice in respect of the 2022-2 Incremental Term Loans in accordance with Section 2.2.2 of the Existing Credit Agreement, which shall not require a certification as to the absence of any Default or Event of Default or the making of any representations or warranties.

(k)           The Administrative Agent shall have received a customary written opinion (addressed to the Administrative Agent and the Lenders and dated the Incremental Closing Date) of (x) Sidley Austin LLP, counsel to the Loan Parties and (y) Thomas E. Valentyn, inside counsel to the Loan Parties (or other in-house counsel of Parent or local Wisconsin counsel).

(l)            The Administrative Agent shall have received with respect to the Target and each of its subsidiaries that is required to become a Loan Party under the Amended Credit Agreement (each, a “New Subsidiary Guarantor”) (i) copies of the resolutions of the board of directors (or similar governing body) of such entity authorizing the transactions contemplated hereby; (ii) a certificate of the Secretary or Assistant Secretary or similar officer of such entity certifying the names and true signatures of the officers of such entity authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder; (iii) the articles or certificate of incorporation (or similar charter document) and the bylaws (or similar governing documents) of such entity as in effect on the Incremental Closing Date, certified by the Secretary or Assistant Secretary (or the general partner, member or manager, if applicable) of such Subsidiary Borrower as of the Incremental Closing Date; and (iv) a good standing certificate or certificate of status for such entity from the Secretary of State (or similar, applicable Governmental Authority) of its jurisdiction of formation, to the extent such concept exists in such jurisdiction.

(m)           With respect to the Additional Revolving Commitments only, there shall have been no Event of Default or Unmatured Event of Default as of the Signing Date.

For the purposes of this Agreement, “Specified Representations” means each of the representations made by the Company or its Subsidiaries set out in Sections 9.1(a), 9.1(b), 9.2(a), 9.3, 9.10, 9.11, 9.17(a) (with respect to use of proceeds not violating such Section), 9.18(a) (with respect to use of proceeds not violating such Section), and Section 9.19.

For purposes of this Agreement, “Acquisition Agreement Target Representations” means the representations and warranties made by the Target in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that (after giving effect to any applicable cure provisions) Parent or its affiliates has the right to terminate the obligations of Parent or its affiliates (or to refuse to consummate the Acquisition) under the Acquisition Agreement as a result of the failure of such representations to be accurate.

SECTION 6.         Representations and Warranties.

6.1.           Each of Parent and the Company represents and warrants to each of the Lenders and the Administrative Agent that as of the Incremental Effective Date:

(a)           The execution and delivery by each of Parent and the Company of this Agreement and the performance by each of Parent and the Company of the Amended Credit Agreement are within the organizational powers of each of Parent and the Company and have been duly authorized by all necessary organizational action on the part of Parent or the Company, as applicable. Each of this Agreement and the Amended Credit Agreement is the legal, valid and binding obligation of Parent and the Company, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

(b)           The representations and warranties of Parent and the Company set forth in the Amended Credit Agreement (excluding Section 9.5, Section 9.6 and Section 9.8) are true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date).

6.2.           Each of Parent and the Company represents and warrants to each of the Lenders and the Administrative Agent that as of the Incremental Closing Date:

(a)           The (i) Acquisition Agreement Target Representations shall be true and correct to the extent required by the terms of the definition thereof and (ii) Specified Representations shall be true and correct in all material respects (except in the case of any Specified Representation which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be).

SECTION 7.         Effect of Agreement.

7.1.           Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Amended Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other provision of the Amended Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. The Company and each other Loan Party (i) acknowledges, renews and extends its continued liability under the Amended Credit Agreement and any other Loan Document and (ii) acknowledges and agrees that, after giving effect to this Agreement (including the occurrence of the Incremental Closing Date and the incurrence of the 2022-2 Incremental Term Loans contemplated by Section 3 and the increase in Revolving Commitments contemplated by Section 4 of this Agreement) its guarantee continues in full force and effect, unimpaired, uninterrupted and undischarged. Nothing herein shall be deemed to entitle the Company to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances and nothing in this Agreement shall be deemed to be a novation of any obligations under the Existing Credit Agreement or any other Loan Document.

7.2.           On and after the Incremental Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Existing Credit Agreement in any other Loan Document shall be deemed a reference to the Amended Credit Agreement as amended hereby. This Agreement shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.

SECTION 8.         General.

8.1.           GOVERNING LAW. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; provided, however, that (a) the interpretation of the definition of Material Adverse Effect (as defined in the Acquisition Agreement) and whether there shall have occurred a Material Adverse Effect (as defined in the Acquisition Agreement) (b) the determination of whether the conditions precedent in item 3 of Exhibit D to the Commitment Letter has been satisfied and (c) the determination of whether the Acquisition Agreement Target Representations are accurate and whether as a result of any inaccuracy of any such representations the Parent or any of its affiliates has the right to terminate the obligations of the Parent or any of its affiliates (or to refuse to consummate the Acquisition) under the Acquisition Agreement, shall, in each case, be governed by and construed in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

8.2.           Costs and Expenses. The Company agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses incurred in connection with this Agreement, including the reasonable and documented fees, charges and disbursements of Simpson Thacher & Bartlett LLP, primary counsel for the Administrative Agent.

8.3.           Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and/or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. Delivery of an executed signature page of this Agreement by email or facsimile transmission (or other electronic transmission) shall be effective as delivery of a manually executed counterpart hereof.

8.4.           Headings. The headings of this Agreement are used for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

REGAL REXNORD CORPORATION, as Parent and as Borrower Agent

By:	/s/ Robert J. Rehard
Name: Robert J. Rehard
Title: Vice President and Chief Financial Officer

LAND NEWCO, INC., as the Company

By:	/s/ Kevin Zaba
Name: Kevin Zaba
Title: President

SUBSIDIARY GUARANTORS:

REGAL BELOIT AMERICA, INC.

By:	/s/ Robert J. Rehard
Name: Robert J. Rehard
Title: Vice President and Chief Financial Officer

REXNORD INDUSTRIES, LLC

By:	/s/ Kevin Zaba
Name: Kevin Zaba
Title: President

Signature Page to Incremental Assumption Agreement

JPMORGAN CHASE BANK, N.A.,as Administrative Agent, an Issuing Bank, a Swing Line Lender and a Lender

By:	/s/ Zachary Blaner
Name: Zachary Blaner
Title: Vice President

Signature Page to Incremental Assumption Agreement

U.S. BANK NATIONAL ASSOCIATION, as an Issuing Bank, a Swing Line Lender and a Lender

By:	/s/ Mary Ann Hawley
Name: Mary Ann Hawley
Title: Vice President

Signature Page to Incremental Assumption Agreement

WELLS FARGO BANK N.A., as an Issuing Bank, a Swing Line Lender and a Lender

By:	/s/ Robert J. Valcq
Name: Robert J. Valcq
Title: Managing Director

Signature Page to Incremental Assumption Agreement

BANK OF AMERICA, N.A., as an Issuing Bank, a Swing Line Lender and a Lender

By:	/s/ Steven K. Kessler
Name: Steven K. Kessler
Title: Senior Vice President

Signature Page to Incremental Assumption Agreement

PNC BANK, NATIONAL ASSOCIATION, as an Issuing Bank, a Swing Line Lender and a Lender

By:	/s/ Matthew Schmaling
Name: Matthew Schmaling
Title: Managing Director

Signature Page to Incremental Assumption Agreement

CREDIT AGRICOLE CORPORAT AND INVESTMENT BANK, as a Lender

By:	/s/ Gordon Yip
Name: Gordon Yip
Title: Director

By:	/s/ Amin Issa
Name: Amin Issa
Title: Director

Notice Address:

Address:	1301 Avenue of the Americas
New York, NY 10019
Attention:	Felix Vasquez
Telephone:	(212) 261-7478
Facsimile:	N/A

Signature Page to Incremental Assumption Agreement

ASSOCIATED BANK, as a Lender

By:	/s/ Nathan Jochimsen
Name: Nathan Jochimsen
Title: Senior Vice President

Notice Address:

Address:	8040 Excelsior Dr, Suite 201
Madison, WI 53717
Attention:	Nathan Jochimsen
Telephone:	(608) 259-3630
Facsimile:	(608) 259-3680

Signature Page to Incremental Assumption Agreement

OLD NATIONAL BANK, as a Lender

By:	/s/ Michael Trunck
Michael Trunck
Senior Vice President

Notice Address:

Address:	8750 W Bryn Mawr Ave, Ste 1300
Chicago, IL 60631
Attention:	Michael Trunck
Telephone:	(773)-765-7523
Facsimile:	(812)-468-1979

Signature Page to Incremental Assumption Agreement

The Northern Trust Company, as a Lender

By:	/s/ Lisa DeCristofaro
Name: Lisa DeCristofaro
Title: SVP

Notice Address:

Address:	333 S. Wabash Ave.
WB-42
Chicago, IL 60604
Attention:	Lisa DeCristofaro
Telephone:	(312) 444-2336

Signature Page to Incremental Assumption Agreement

The Bank of Nova Scotia, as a Lender

By:	/s/ Frans Braniotis
Name: Frans Braniotis
Title: Managing Director

Notice Address:

Address:	150 King St West, 6th Floor
Toronto, ON, M5H 1J9
Attention:	Corporate Loan Deal Team
Telephone:	(212) 225-5705
Facsimile:	(212) 225-5709

Signature Page to Incremental Assumption Agreement

EASTERN BANK, as a Lender

By:	/s/ David Nussbaum
Name: David Nussbaum
Title: Senior Vice President

Notice Address:

Address:	265 Franklin Street, Floor 2
Boston, MA 02110
Attention:	Lorna MacLennan
Telephone:	(617) 897-1140
Facsimile:	(617) 897-1094

Signature Page to Incremental Assumption Agreement

Trustmark National Bank, as a Lender

By:	/s/ Mark Stubblefield
Name: Mark Stubblefield
Title: Senior Vice President

Notice Address:

Address:	212A North Court Street
Florence, AL 35630
Attention:	Mark Stubblefield
Telephone:	(256) 712-6785
Facsimile:	(601) 208-4645

Signature Page to Incremental Assumption Agreement

 Schedule I

Incremental Term Loan Commitment Schedule

Additional Term Lender	2022-2 Incremental Term Loan Commitment
Credit Agricole Corporate and Investment Bank	$100,000,000.00
Associated Bank, N.A.	$35,000,000.00
Old National Bank	$30,000,000.00
The Northern Trust Company	$25,000,000.00
The Bank of Nova Scotia	$20,000,000.00
Eastern Bank	$20,000,000.00
Trustmark National Bank	$10,000,000.00
Total	$240,000,000.00

Schedule II

Additional Revolving Commitment Schedule

Additional Revolving Commitment Lender	Additional Revolving Commitment
Credit Agricole Corporate and Investment Bank	$50,000,000.00
The Bank of Nova Scotia	$20,000,000.00
Total	$70,000,000.00

Annex I

New Lender Supplement

JPMorgan Chase Bank, N.A., as Administrative Agent

[Address]

Attn:

Ladies/Gentlemen:

The undersigned is a New Lender under the Second Amended and Restated Credit Agreement, dated as of March 28, 2022 (as amended by the First Amendment, dated as of November 17, 2022, as amended by the Incremental Assumption Agreement, dated as of November 30, 2022 and as further amended, restated or otherwise modified from time to time, the “Credit Agreement”).

The following administrative details apply to the undersigned:

Payment Instructions:

Account No.:
At:

Reference:
Attention:

Very truly yours,
[NAME OF NEW LENDER]

By:
Title:

Annex II

[FORM OF]

SOLVENCY CERTIFICATE
of
REGAL REXNORD CORPORATION
AND ITS SUBSIDIARIES

Pursuant to the Credit Agreement2, the undersigned hereby certifies, solely in such undersigned’s capacity as [chief financial officer] [specify other officer with equivalent duties] of Regal, and not individually, as follows:

As of the date hereof, after giving effect to the consummation of the Transaction, including the making of the Loans under the Credit Agreement on the date hereof, and after giving effect to the application of the proceeds of such Loans:

a.	The fair value of the assets of Regal and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise;

b.	The present fair saleable value of the property of Regal and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

c.	Regal and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured in the ordinary course of business; and

d.	Regal and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.

For purposes of this Certificate, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The undersigned is familiar with the business and financial position of Regal and its Subsidiaries. In reaching the conclusions set forth in this Certificate, the undersigned has made such other investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by Regal and its Subsidiaries after consummation of the transactions contemplated by the Commitment Letter.

[Signature Page Follows]

2 Credit Agreement to be defined.

D-2

IN WITNESS WHEREOF, the undersigned has executed this Certificate in such undersigned’s capacity as [chief financial officer] [specify other officer with equivalent duties] of the Borrower, on behalf of the Borrower, and not individually, as of the date first stated above.

REGAL REXNORD CORPORATION

By:

Name:
Title: